Exhibit 10.3

THIRD AMENDMENT TO JUNIOR PARTICIPATION AGREEMENT

     This Third Amendment to Junior Participation Agreement (this “Amendment”) dated as of October     , 2003, is entered into between GUARANTY BUSINESS CREDIT CORPORATION, a Delaware corporation (“GBCC”), and SCHULTES, INC., a New Jersey Corporation (together with its successors and any permitted assigns) collectively the “Participant.”

RECITALS:

     A.     GBCC and U.S. Plastic Lumber Ltd., a Delaware Corporation (“Company”), have entered into that certain Loan and Security Agreement dated as of December 19, 2002 (as amended, modified and restated from time to time, including, without limitation, by the “Second Amendment” as hereinafter defined, collectively, the “Loan Agreement”).

     B.     Company and Participant have entered into that certain Junior Participation Agreement dated as of August 7, 2003 (as amended, modified and restated from time to time, the “Participation Agreement”) providing for the sale by GBCC to Participant and the purchase by Participant from GBCC of an undivided subordinated participation interest in certain loans by GBCC to Company in an aggregate amount of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) under a special advance subline under the Loan Agreement.

     C.     Company and Participant have requested that GBCC increase such special advance subline from One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to Two Million Dollars ($2,000,000) and that GBCC sell to Participant an undivided subordinated participation interest in any loans made by GBCC under such increased special advance subline.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Definitions. As used in this Amendment:

     “Second Amendment” means that certain Second Amendment to Loan and Security Agreement and Limited Waiver of Defaults of July 25, 2003 between GBCC and Company, as modified, supplemented, restated or modified from time to time.

     “Special Advance Subline” shall have the meaning set forth in the Second Amendment, as amended, supplemented, restated or modified from time to time.

     All capitalized terms used but not defined herein shall have the meanings given thereto in the Participation Agreement and, if not defined therein, in the Loan Agreement.

     1.     Sale and Purchase of Participation Interest. The Participation Agreement is hereby amended to provide that GBCC hereby grants to Participant a 100% participation interest in the Special Advances in a total amount up to but not exceeding Two Million Dollars ($2,000,000), inclusive of Participant’s existing participation interest in the Special Advances made prior to the date hereof. In consideration of the Participant’s purchase of the Participation Interest in the Special Advances, the Participant irrevocably and unconditionally agrees to pay to GBCC the aggregate amount of up to Two Million Dollars ($2,000,000), inclusive of any amounts paid to GBCC prior to the date hereof, in immediately available funds on the Funding Date in accordance with paragraph 7 of the Second Amendment.

     2.     Reaffirmation of Participation Agreement. Except as amended hereby, the Participation Agreement and each other agreement, instrument and document executed by Participant in connection therewith in favor of GBCC remain in full force and effect and are hereby ratified and confirmed by the Participant.

     3.     Independent Credit Decision. The Participant hereby (a) acknowledges that it has received such documents and information as Participant has deemed appropriate to make its own independent credit and legal analysis and decision to enter into this Amendment, and (b) agrees that it will, independently and without reliance upon GBCC, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal analysis in connection with the rights and interests purchased by the Participant under the Participation Agreement, as amended hereby. The Participant acknowledges that GBCC has made no representations or warranties, express or implied, as to the loans, the letters of credit, the Company, the Transaction Documents, the collateral or the transactions thereunder, or the legal validity, enforceability or collectibility thereof.

     4.     Representations and Warranties.

(a) GBCC makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Agreement or any other Loan Document, makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition, or statements of the Company or any Guarantor or the performance or observance by any of the Company or any Guarantor of such obligations under any of the Transaction Documents.

(b) The Participant hereby represents and warrants that: (i) it is duly organized and existing and has full power and authority to take, and has taken, all action necessary to execute and deliver this Amendment and any other documents required or permitted to be executed or delivered by it in connection with this Amendment, and in fulfillment of its obligations hereunder; (ii) no notices to, or consents, authorizations, or approvals of, any Person are required for its due execution, delivery, and performance of this Amendment, and no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) the financial accommodations afforded to the Company as a result of the Participant’s entering into and performing this Amendment inure to the benefit of the Participant, and the Participant will receive direct and indirect benefit from the execution of this Amendment, (iv) this Amendment has been duly executed and delivered by the Participant and constitutes the legal, valid, and binding obligation of the Participant, enforceable against the Participant in accordance with the terms hereof subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors’ rights and to general equitable principles, (v) the Participant’s execution and delivery of this Amendment and performance of and compliance with the terms hereof will not constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any material contract, agreement or instrument to which the Participant is a party or which may be applicable to the Participant or any of its assets, (vi) the Participant is currently informed of the financial condition of each of the Company and any and all other persons obligated in respect of the Obligations and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations, (vii) the Participant has had an opportunity to review the books and records of the Company and is familiar with the value of the collateral, and has adequate means to obtain, on a continuing basis, information concerning the financial condition of the Company or any Guarantor, (viii) GBCC has not made any representation, warranty or statement to the Participant in order to induce the Participant to execute this Amendment, (ix) the Participant is purchasing the Participation hereunder for its own account in respect of a commercial transaction made in the ordinary course of its business and not with a view to or in connection with any subdivision, resale, or distribution thereof and (x) the Participant can bear the economic risk related to the purchase of the Participation Interest.

     5.     Effective Date; Conditions; Deliveries.

(a) This Amendment shall be effective on the date that the following conditions precedent shall have been satisfied:

(i) this Amendment shall be executed and delivered by GBCC, the Participant, the Company and all Guarantors; and

(ii) the Letter Agreement dated as of even date herewith between GBCC and Company has been fully executed and delivered and the conditions precedent thereunder have been satisfied.

(b) Promptly following the execution of this Amendment each party to this Amendment shall deliver to the other an executed counterpart of this Amendment.

     6.     Equivalent Value. The Participant acknowledges and agrees that the value of the benefits sold, transferred and assigned to the Participant pursuant to this Amendment equals or exceeds the amount payable by the Participant in consideration therefor.

     7.     INDEMNIFICATION. THE PARTICIPANT HEREBY UNCONDITIONALLY AND IRREVOCABLY AGREES TO INDEMNIFY GBCC, AND ITS RESPECTIVE OFFICERS, EMPLOYEES AND REPRESENTATIVES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (EACH AN “INDEMNIFIED PERSON”), WITH RESPECT TO AND HOLD SUCH PERSONS HARMLESS FROM ANY AND ALL CLAIMS, LOSS,

LIABILITY AND DEMANDS OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ALL COSTS AND EXPENSES ARISING IN CONNECTION THEREWITH, INCLUDING REASONABLE ATTORNEYS’ FEES) BY ANY PERSON OR ENTITY WHATSOEVER, ARISING OUT OF OR RELATING TO THE PARTICIPANT’S PURCHASE OF ITS PARTICIPATION INTEREST AS PROVIDED FOR HEREIN, INCLUDING, WITHOUT LIMITATION, THE PARTICIPANT’S MAKING OF SUCH PURCHASE OR ITS RIGHT TO DO SO, THE FUNDS (OR THE SOURCE THEREOF) EMPLOYED BY THE PARTICIPANT IN MAKING PAYMENT FOR SUCH PURCHASE, AND ANY CLAIMS OF ANY OTHER PERSON.

     8.     Miscellaneous.

(a) The Participant shall pay its own costs and expenses incurred in connection with the negotiation, preparation, and execution of this Amendment and performance of the Participation, as amended hereby.

(b) This Amendment may be executed in any number of counterparts. A telecopy of any such executed counterpart shall be deemed valid as an original.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. GBCC and Participant each irrevocably submits to the non-exclusive jurisdiction of any court sitting in the State of California, County of Los Angeles, over any suit, action, or proceeding arising out of or relating to the Participation Agreement, as amended by this Amendment, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each party to this Amendment hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(d) GBCC, AND THE PARTICIPANT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE, DEFEND, OR CONSTRUE THIS AMENDMENT.

[The next page is the signature page.]

     THIS AMENDMENT HAS BEEN EXECUTED OUTSIDE THE STATE OF FLORIDA.

GUARANTY BUSINESS CREDIT CORPORATION:

By: /s/ Greg Carisik

Name: Greg Carisik

(Please print)
Title: Vice President

PARTICIPANT: SCHULTES, INC., a New Jersey Corporation

By: /s/ August C. Schultes III

Name: August C. Schultes III

(Please print)
Title: President

By: /s/ Edward A. Schultes

Name: Edward A. Schultes

(Please print)
Title: Secretary/Treasurer

     The undersigned hereby agree and consent to the terms and conditions of the foregoing Amendment.

U.S. PLASTIC LUMBER LTD

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

(Please print)
Title: Treasurer

U.S. PLASTIC LUMBER IP CORPORATION (Guarantor)

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

(Please print)
Title: Treasurer

U.S. PLASTIC LUMBER CORP. (Guarantor)

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

(Please print)
Title: Chief Financial Officer

U.S. PLASTIC FINANCE CORPORATION (Guarantor)

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

(Please print)
Title: Treasurer